UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 25, 2008

(Date of Report: Date of earliest event reported)

W Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware

000-24520

04-3021770

               (State or other jurisdiction                    (Commission File Number)                       (IRS Employer ID No.)

     of incorporation)

5092 South Jones Boulevard, Las Vegas, Nevada 89118

(Address of principal executive office)

Registrant's telephone number, including area code: (702) 967-6000

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17      CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17

     CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the

     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the

     Exchange Act (17 CFR 240.13e-4(c)).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

         ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

W Technologies, Inc., a Delaware corporation has changed its independent registered public accounting firm, from Moore Stephens, P.C. ("MSPC") to Moore and Associates, Chartered Accountants  and Advisors ["Moore and Associates"] effective February 25, 2008.  Moore and Associates will commence review of our quarterly financial statements starting with the January 31, 2008, quarter.  Moore and Associates entered into an engagement letter with  W Technologies on February 25, 2008.   With the termination of our operations and sale of all of our assets, we were forced to evaluate the cost of maintaining our ongoing financial reporting requirements and determined hiring an independent registered public accounting firm in close proximity to our office would provide cost savings and accordingly, notified MSPC that we were going to dismiss them effective, February 25, 2008, solely in an effort to reduce our overall cost given our limited resources.

The MSPC reports on our consolidated financial statements as of and for the years ended July 31, 2007 and July 31, 2006, each included an explanatory paragraph indicating that we had experienced operating losses and net working capital deficiencies and accumulated deficits that raised substantial doubt about our ability to continue as a going concern. The MSPC reports on our consolidated financial statements as of and for the years ended July 31, 2007 and July 31, 2006,  did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles. During the term of the MSPC engagement and through February 25, 2008 (the “Reporting Period”), there had been no disagreements with MSPC on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which, if not resolved to the satisfaction of MSPC, would have caused MSPC to make reference to the subject matter in connection with their audit reports on the Company’s consolidated financial statements as of and for the years ended July 31, 2007 and July 31, 2006. In addition, there were no reportable events, as listed in Item 304(a)(1)(iv) of Regulation S-B.

During the last two completed fiscal years and the interim periods (through February 25, 2008), neither the Company nor anyone on its behalf has consulted Moore and Associates regarding (i) either: the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements; as such, no written or oral advice was provided, and none was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was a subject of a disagreement or reportable event with MSPC, as there were none.

We provided MSPC with a copy of this disclosure on February 26, 2008, requesting MSPC to furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by us, and, if not, stating the respects in which it does not agree. A copy of the letter furnished by MSPC in response to that request, dated February 27, 2008, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

ITEM 9.01 Exhibits

(d) Exhibits.

   16.1          Letter from Moore Stephens, P.C. regarding change in certifying accountant, dated February 27, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

W Technologies, Inc.

By: __ /s/ _____________________________

Date: February 27, 2008

      Wayne Allyn Root